Exhibit 4.1

Execution Version

SUPPLEMENTAL INDENTURE

This Supplemental Indenture is entered into as of October 20, 2017 (this “Supplemental Indenture”), by and among 1105 Peters Road, L.L.C., a Louisiana limited liability company, Alliance Energy Service Co. LLC, a Colorado limited liability company, Complete Energy Services, Inc., a Delaware corporation, H.B. Rentals, L.C., a Louisiana limited liability company, Integrated Production Services, Inc., a Delaware corporation, Monument Well Service Co., a Delaware corporation, Pumpco Energy Services, Inc., a Delaware corporation, Stabil Drill Specialties, L.L.C., a Louisiana limited liability company, Superior Energy Services, L.L.C., a Louisiana limited liability company, Superior Energy Services – North America Services, Inc., a Delaware corporation, Texas CES, Inc., a Texas corporation, Warrior Energy Services Corporation, a Delaware corporation, Wild Well Control, Inc., a Texas corporation, and Workstrings International, L.L.C., a Louisiana limited liability company, Superior Inspection Services, L.L.C., a Louisiana limited liability company, International Snubbing Services, L.L.C., a Louisiana limited liability company, Connection Technologies, L.L.C., a Louisiana limited liability company, and CSI Technologies, LLC, a Texas limited liability company (the “New Guarantors”), all of which are subsidiaries of SESI, L.L.C., a Delaware limited liability company (the “Issuer”), the Issuer, Superior Energy Services, Inc., a Delaware corporation (“Superior Energy”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), as Trustee, registrar, authentication agent and paying agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, Superior Energy, the Issuer and the Trustee have heretofore executed and delivered an Indenture dated as of December 6, 2011 (as supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $800.0 million of 7.125% Senior Notes due 2021 of the Issuer (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

REPRESENTATIONS; AGREEMENT TO BE BOUND; GUARANTEE

1. Representations. Each New Guarantor represents and warrants to the Trustee as follows:

(a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate or limited liability company action on its part.

2. Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Guarantee. Each New Guarantor agrees, on a joint and several basis, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 10 of the Indenture on a senior unsecured basis.

ARTICLE III

MISCELLANEOUS

1. Notices. All notices and other communications to the New Guarantors shall be given as provided in the Indenture to the New Guarantors, at their address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. The Issuer and Superior Energy hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Issuer and Superior Energy shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Issuer or Superior Energy.

6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

1105 PETERS ROAD, L.L.C.
ALLIANCE ENERGY SERVICE CO. LLC
COMPLETE ENERGY SERVICES, INC.
CONNECTION TECHNOLOGIES, L.L.C.
CSI TECHNOLOGIES, LLC
H.B. RENTALS, L.C.
INTEGRATED PRODUCTION
SERVICES, INC.
INTERNATIONAL SNUBBING SERVICES, L.L.C.
STABIL DRILL SPECIALTIES, L.L.C.
SUPERIOR ENERGY SERVICES – NORTH AMERICA SERVICES, INC.
SUPERIOR INSPECTION SERVICES, L.L.C.
TEXAS CES, INC.
WARRIOR ENERGY SERVICES CORPORATION
WILD WELL CONTROL, INC.
WORKSTRINGS INTERNATIONAL, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President and Treasurer

Address: 1001 Louisiana Street, Suite 2900, Houston, Texas 77002

MONUMENT WELL SERVICE CO.
PUMPCO ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor
Title: Vice President, Treasurer and Assistant Secretary

[Signature page to 7.125% Senior Notes due 2021 Supplemental Indenture]

Address: 1001 Louisiana Street, Suite 2900, Houston, Texas 77002

SUPERIOR ENERGY SERVICES, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor Title: Executive Vice President, Treasurer and Chief Financial Officer

Address: 1001 Louisiana Street, Suite 2900, Houston, Texas 77002

SESI, L.L.C.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor Title: Executive Vice President, Treasurer and Chief Financial Officer

SUPERIOR ENERGY SERVICES, INC.

By: /s/ Robert S. Taylor
Name: Robert S. Taylor Title: Executive Vice President, Treasurer and Chief Financial Officer

[Signature page to 7.125% Senior Notes due 2021 Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Lawrence M. Kush
Name: Lawrence M. Kush
Title: Vice President

[Signature page to 7.125% Senior Notes due 2021 Supplemental Indenture]